 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 10, 2012

CHINACAST EDUCATION CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33771	20-178991
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 08, 20/F, One International Financial Centre, 1 Harbour View Street Central, Hong Kong
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (852) 3960 6506

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

ChinaCast Education Corporation (the “Company”) held its annual meeting of stockholders (“Annual Meeting”) commencing on January 10, 2012 at 9:00 a.m. Beijing Standard Time (local time), which is equivalent to 8:00 p.m. EST on Monday, January 9, 2012 and ending at 11:59 p.m. Beijing Standard Time on January 10, 2012, which is equivalent to 10:59 a.m. EST on January 10, 2012, at Unit 1005, Golden Tower B2, No. 82 Dongsihuanzhong Road, Chaoyang District, Beijing, China, to vote on the following matters:

1. Election of Directors

All of the following nominees were elected to the Company’s Board of Directors, in accordance with the voting results listed below, to serve for a term of one year, until the next Annual Meeting and until their successors have been duly elected and have qualified.

Nominee	For	Against	Withheld	Broker Non-Votes
Ron Chan Tze Ngon	21,909,343	-	383,816	-
Justin Tang	11,937,137	-	3,573,096	-
Daniel Tseung	36,476,185	-	2,990,114	-
Michael Santos	19,637,487	-	2,655,672	-
Stephen Markscheid	22,115,995	-	177,164	-
Hope Ni	12,921,708	-	2,588,525	-
Ned Sherwood	23,946,066	-	10,000	-
Derek Feng	18,982,154	-	4,973,912	-

2.           Ratification of the Company’s Independent Auditors

Stockholders ratified the appointment of Deloitte Touche Tohmatsu CPA Ltd. as the independent auditors of the Company for the fiscal year ended December 31, 2011, in accordance with the voting results listed below.

For	Against	Abstain	Broker Non-Votes
39,417,730	30,078	18,491	-

3.           Approval of the Advisory Vote Approving Executive Compensation

Stockholders approved the advisory vote approving the compensation paid to the Company’s named executive officers, in accordance with the voting results listed below:

For	Against	Abstain	Broker Non-Votes
38,845,780	169,695	450,824	-

4.           Approval of the Advisory Vote Regarding the Frequency of Advisory Votes to Approve Executive Compensation

Stockholders approved the advisory vote regarding the frequency of advisory votes to approve the compensation of the Company’s named executive officers, in accordance with the voting results listed below:

One Year	Two Years	Three Years	Abstain
10,885,453	514,762	27,596,099	469,985

5.           Approval to Repeal any Provision of the Company’s Bylaws (the “Bylaws”) in effect at the time this Proposal becomes effective that was not included in the Bylaws filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on May 12, 2006 (the “Bylaw Proposal”). The Bylaw Proposal is not intended to change any bylaw that exists as of the date hereof, but would instead prevent the existing Board from adopting any changes to the existing Bylaws prior to the Annual Meeting that could limit the ability of the Nominees to pursue the best interest of the Company and its stockholders

Stockholders approved the Bylaw Proposal. The Bylaw Proposal is not intended to change any bylaw that exists as of the date hereof, but would instead prevent the existing Board of Directors from adopting any changes to the existing Bylaws prior to the Annual Meeting that could limit the ability of the Nominees to pursue the best interest of the Company and its stockholders, in accordance with the voting results listed below:

For	Against	Abstain	Broker Non-Votes
23,787,468	15,510,233	168,598	-

6.           Approval to Adjourn the Annual Meeting until January 20, 2012 at 9:00 a.m. Beijing Standard Time, which is January 19, 2012 at 8:00 p.m. U.S. Eastern Standard Time, at the Renaissance Beijing Capital Hotel, 61 Dongsanhuan Middle Road, Chaoyang District, Beijing, 100022 China, if Necessary or Appropriate to Solicit Additional Proxies in Favor of the Nominees if There are Insufficient Votes at the Time of Such Adjournment to Elect the Nominees to the Board of Directors (the “Adjournment Proposal”).

Stockholders approved the Adjournment Proposal, in accordance with the voting results listed below:

For	Against	Abstain	Broker Non-Votes
19,439,290	17,866,968	2,160,041	-

Item 8.01.  Other Events

On January 17, 2012, the Company issued a press release relating to the announcement of the results of the Annual Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

	99.1	Press Release Dated January 17, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 17, 2012	CHINACAST EDUCATION CORPORATION

	By:	/s/ Antonio Sena
Name: Antonio Sena
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release Dated January 17, 2012.